Exhibit 10.7
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 18th day of August, 2009, by and between SUNTREE GARDEN, LLC (“Landlord”) and SORRENTO THERAPEUTICS, INC., a California corporation (“Tenant”).
RECITALS:
     A. Landlord and Tenant entered into that certain Standard multi-tenant Office Lease dated as of July 28, 2009 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 6042 Cornerstone Court West, San Diego, California (the “Building”). The Building is part of a multi-building project known as Fountain Plaza (the “Project”).
     B. By this First Amendment, Landlord and Tenant desire to increase the square footage of the Premises and to otherwise modify the Lease as provided herein.
     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT:
     1. The Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 6,764 rentable square feet located on the first (1st) floor of the Building and known as Suites B-D (the “Premises”).
     2. Increased Premises. The Initial square footage shall be increased by 140 square feet.
     3. Basic Monthly Rent. Notwithstanding anything to the contrary in the Lease, Tenant shall pay, in accordance with the provisions of this Section 3 and subject to increase in square footage in Section 2, Basic Monthly Rent for the Premises as follows:

Period	Basic Monthly Rent*
Months 1 - 12	$6,904.04
Months 13 - 24	$7,111.12
Months 25 - 36	$7,318.24
Months 37 - 48	$7,525.36
Months 49 - 60	$7,732.48
     4. Signing Authority. Each of the persons executing this First Amendment on behalf of Tenant does hereby warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this First Amendment, and that each of the persons signing on behalf of Tenant are authorized to do so.
     5. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this First Amendment.

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     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”	SUNTREE GARDEN, LLC
	By:	/s/ David Wen
Name: David Wen
Title: Managing Member

“TENANT”	SORRENTO THERAPEUTICS, INC. a California corporation
	By:	/s/ Dr. Antonius Schuh
		Print Name:	Schuh
		Title:	CEO